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Exhibit 10.2(b)

MEMORANDUM OF
SECOND AMENDMENT TO 2000 INCENTIVE PLAN

        The undersigned, J. Geoffrey Colton, the Secretary of LECG Holding Company, LLC, a California limited liability company (the "Company"), hereby certifies the following:

        Pursuant to an Action by Written Consent of Board of Directors of LECG Holding Company, LLC, effective as of February 2, 2002, the Company adopted an amendment (the "Second Amendment") to the Company's 2000 Incentive Plan (the "Plan").

        Under the Second Amendment, the first sentence of Section 4 of the Plan was amended to read in its entirety as follows:

          "Subject to adjustment as provided in Section 14 hereof, the number of Units available for issuance under the Plan shall be Six Million Ninety-Seven Thousand Five Hundred Seventy-Five (6,097,575)."

        Except as expressly amended by the Second Amendment, the Plan remained in full force and effect.

        IN WITNESS WHEREOF, the undersigned has executed this Memorandum as of this 11 day of June, 2002.

LECG HOLDING COMPANY, LLC

By:	/s/ J. GEOFFREY COLTON J. Geoffrey Colton Secretary

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MEMORANDUM OF SECOND AMENDMENT TO 2000 INCENTIVE PLAN